SECOND ADDENDUM TO AGREEMENT OF LEASE

between

THYNK PROPERTY FUND PROPRIETARY LIMITED
(the “Landlord”)

and

MIX TELEMATICS AFRICA PROPRIETARY LIMITED
(the “Tenant”)

Initialled :________

Table of Contents

1.Introduction    3
2.Definitions and Interpretation    3
3.Renewal & Extension of Duration of Lease    4
4.Rental    4
5.New Clauses to Apply as between the Landlord and the Tenant    4
6.Anti-Corruption and Anti-Bribery    4
7.Economic Sanctions    5
8.General    5

Initialled :________

1.	Introduction

1.1.	The Parties previously entered in to the Lease Agreement and the First Addendum to Agreement of Lease.

1.2.	The Landlord and the Tenant would like to extend the duration of the First Addendum to Agreement of Lease, and record further amendments to same in writing.

1.3.	Accordingly, the Parties agree as set out below herein.

2.	Definitions and Interpretation

2.1.
In this Second Addendum to Agreement of Lease the following terms and expressions shall, unless otherwise stated or inconsistent with the context in which they appear, bear the following meanings and other words derived from the same origins as such words shall bear corresponding meanings:

2.1.1.	“First Addendum to Agreement of Lease” means the document entitled “Addendum to Agreement of Lease” and signed by both of the parties in and during 2012;

2.1.2.
“Second Addendum to Agreement of Lease” means this written document entitled “Second Addendum to Agreement of Lease” as well as any schedules or annexures to this document, as well as documents incorporated by reference, which are all deemed to form part of hereof, as amended from time to time in accordance with the terms hereof; and

2.1.3.
“Signature Date of this Second Addendum to Agreement of Lease” means, when this Second Addendum to Agreement of Lease has been signed by each party hereto, the latest of the date on which this Second Addendum to Agreement of Lease was signed by such party signing latest in time.

2.2.
Unless the context requires otherwise, all words defined in the Lease Agreement and the First Addendum to Agreement of Lease (but not herein defined) and used in this Second Addendum to Agreement of Lease shall have the meanings ascribed to them in the Lease Agreement and the First Addendum to Agreement of Lease, respectively.

2.3.
The amendments to the Lease Agreement and the First Addendum to Agreement of Lease, respectively, as provided for in this Second Addendum to Agreement of Lease shall constitute an integral part of each of the Lease Agreement and the First Addendum to Agreement of Lease, respectively, and must be read together. Other than amendments effected to the Lease Agreement and the First Addendum to Agreement of Lease, respectively, all of the provisions of the Lease Agreement and the First Addendum to Agreement of Lease, respectively, shall remain unchanged, and be of full force and effect.

2.4.	If there is any conflict between either:

2.4.1.	the Lease Agreement and this Second Addendum to Agreement of Lease, or

2.4.2.	the First Addendum to Agreement of Lease and this Second Addendum to Agreement of Lease;
then this Second Addendum to Agreement of Lease will prevail.

2.5.	The interpretation of this Second Addendum to Agreement of Lease will be subject to the same rules of interpretation as are applicable to the Lease Agreement.

Initialled :________

3.	Renewal & Extension of Duration of Lease

3.1.
Notwithstanding that the First Addendum to Agreement of Lease provided in clause 4.1 that the term of the lease would be terminating on 31 March 2017, it is hereby agreed that the lease period will be deemed to have been renewed as from 01 April 2017.

3.2.
Notwithstanding anything to the contrary in the Lease Agreement or the First Addendum to Agreement of Lease, the lease of the premises will be deemed to have continued as from 01 April 2017, up to the end of the calendar month in which the Signature Date of this Second Addendum to Agreement of Lease has occurred, and will thereafter continue in force for further successive periods of 1 (one) calendar month each, unless terminated by either party on 1 (one) calendar months’ prior written notice to the other party.

4.	Rental

4.1.
Notwithstanding clause 4.2 (Rental) of the First Addendum to Agreement of Lease, the net monthly rental payable exclusive of VAT, on and with effect from the Signature Date of this Second Addendum to Agreement of Lease is R479, 546.96 per month.

4.2.
Accordingly, the escalation provided for in clause 4.3 of the First Addendum to Agreement of Lease will not continue to operate with regards to the rental payable by the Tenant, and there will be no escalation in the rental or any other amount paid by the Tenant to the Landlord, unless otherwise agreed in writing between the Tenant and the Landlord.

5.	New Clauses to Apply as between the Landlord and the Tenant

5.1.
Clause 6 (Anti-Corruption and Anti-Bribery) and clause 7 (Economic Sanctions), below, will as of the Signature Date of this Second Addendum to Agreement of Lease apply and be of full force and effect for the whole duration of the period of the lease between the parties.

6.	Anti-Corruption and Anti-Bribery

6.1.	The Landlord agrees not to violate any applicable means any bribery, fraud, kickback, or other similar anti-corruption law or regulation of any relevant country (hereafter “Anti-Bribery Law”).

6.2.
The Landlord has and must at all times implement adequate procedures designed to prevent it or any associated person (a person who, by reference to all the relevant circumstances, performs services for or on the Promoters behalf in any capacity and including, without limitation, employees, agents, subsidiaries, representatives and subcontractors) from engaging in any activity which would constitute an offence under any applicable Anti-Bribery Law.

6.3.
The Landlord represents that, in connection with this Addendum, and the Agreement of Lease, and / or the Offer to Lease, no improper financial or other advantage has been, will be or is agreed to be given to any person (whether working for or engaged by the Tenant or any third party) by or on behalf of the Tenant or its associated persons.

6.4.
Breach of any of the provisions in this clause 6 or of any applicable Anti-Bribery Law is a material breach of this Addendum and the Agreement of Lease, and / or the Offer to Lease, and without prejudice to any other right, relief or remedy, entitles the Tenant to terminate this Addendum immediately and without further notice.

7.	Economic Sanctions

Initialled :________

7.1.
Each of the Tenant and the Landlord shall comply with all applicable laws pertaining to its respective obligations under this Addendum, and the Agreement of Lease, and the Offer to Lease, with respect to the import, export, distribution, sales and marketing of its equipment, services, products, software and the like.

7.2.
Furthermore, the Landlord shall not engage in any business or dealings with any embargoed countries, blocked persons, United States Bureau of Industry and Security (“BIS”) restricted parties, or individuals or entities listed as a sanctions target by the United States (for example, the United States Department of the Treasury's Office of Foreign Assets Control (OFAC)), United Kingdom and/or European Union legislation (including to facilitate transactions with third parties that involve embargoed countries, blocked persons or BIS restricted parties).

7.3.
Breach by the Landlord of any of the provisions in this clause 7 or of any applicable economic sanction laws and/or provisions is a material breach of this Addendum and the Agreement of Lease, and / or the Offer to Lease and, without prejudice to any other right, relief or remedy, entitles the Tenant to terminate this Addendum immediately and without further notice.

8.	General

8.1.
This Second Addendum to Agreement of Lease constitutes the whole of the agreement between the Parties hereto relating to the subject matter hereof and the Parties will not be bound by any terms, conditions or representations whether written, oral or by conduct and whether express or tacit not recorded herein.

8.2.
The Parties warrant that they have not been induced to enter into this Second Addendum to Agreement of lease by any prior representations, warranties or guarantees, whether oral or in writing, except as expressly contained in this Second Addendum to Agreement of Lease.

8.3.
No variation, addition to or cancellation of this Second Addendum to Agreement of Lease and no waiver of any right under this Second Addendum to Agreement of Lease will be of any force or effect unless reduced to writing and signed by or on behalf of the Parties in pen and ink, and excluding by electronic communication.

8.4.	The signatories hereto acting in representative capacities warrant that they are authorised to act in such capacities.

8.5.
The failure by any party to enforce any provision of this Second Addendum to Agreement of Lease will not affect in any way that party's right to require performance of the provision at any time in the future, nor will the waiver of any subsequent breach nullify the effectiveness of the provision. No waiver will be effective unless it is expressly stated in writing and signed by the party giving it.

8.6.	Clause and sub-clause headings have been inserted for convenience only and will not be used for nor assist or affect the interpretation of this Second Addendum to Agreement of Lease.

8.7.
This Second Addendum to Agreement of Lease may be executed in any number of counterparts (including electronic or faxed counterparts) and all of such counterparts taken together will be deemed to constitute one and the same instrument.

THUS DONE AND SIGNED AND WITNESSED BY THE PARTIES ON THE FOLLOWING DATES AND AT THE FOLLOWING PLACES RESPECTIVELY:

Initialled :________

SIGNED at _________________________ on the ______ day of _______________ 2017

___________________________________________
for an on behalf of the Tenant
who warrants that he / she is duly authorised hereto

_____________________________
Print name: (Tenant signatory)

as witness:

___________________________________________

_____________________________
Print name: (witness)

SIGNED at _________________________ on the ______ day of _______________ 2017

___________________________________________
for an on behalf of the Landlord
who warrants that he / she is duly authorised hereto

_____________________________
Print name: (Landlord signatory)
as witness:

___________________________________________

Initialled :________

_____________________________
Print name: (witness)

Initialled :________